UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

(312) 496-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2014, Heidrick & Struggles International, Inc. (“Heidrick & Struggles” or the “Company”) reported its earnings for the second quarter ended September 30, 2014. A copy of the Company’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Consistent with the Company’s practice to periodically review its reporting structure and segments, the Company recently evaluated its allocation of corporate and support costs to each of its segments. In conjunction with that review, to better align the Company’s cost and reporting structure, during the third quarter of 2014 the Company made certain updates to its allocation of corporate and support costs. Exhibit 99.2 contains adjusted quarterly segment information for 2013 and 2014 and year-end 2013 using the Company’s newly adopted method of allocating corporate and support costs. While investors are being provided financial data reflecting the change in the Company’s segment allocations described above, the Company has not in any way revised or restated its historical financial statements for any period.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Heidrick & Struggles under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Heidrick & Struggles International, Inc. Press Release dated October 28, 2014

99.2	Segment Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heidrick & Struggles International, Inc.
(Registrant)

Date: October 28, 2014	/s/ Stephen W. Beard
Executive Vice President, General Counsel, Chief Administrative Officer & Secretary